EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Fu Yong Nan, President, of MS Young Adventure Enterprise, Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the annual report on Form 10-K of MS Young Adventure Enterprise, Inc. for the year ended December 31, 2022 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of MS Young Adventure Enterprise, Inc.

Dated: March 30, 2023

/s/ Fu Yong Nan
Fu Yong Nan
Director, CEO, CFO, and Secretary

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to MS Young Adventure Enterprise, Inc. and will be retained by MS Young Adventure Enterprise, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.